SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                February 12, 2004
                                -----------------

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  VG TECH INC.
                                  ------------

             (Exact name of registrant as specified in its charter)


                                     NEVADA
                                     ------

                 (State or other jurisdiction of incorporation)
     0-50163                                              52-2357931
     ----------                                          ----------
(Commission  File  Number)                             (IRS  Employer
                                                       Identification  No.)

           4676 WEST 6TH AVENUE, SUITE A, VANCOUVER, BC CANADA V6R 1V7
           -----------------------------------------------------------
               (address of principal executive offices) (Zip Code)

                                  604-710-4272
              (Registrant's telephone number, including area code)

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ITEM  5.  OTHER  EVENTS.

In the Final Amendment of the VG Tech, Inc. 10K-SB which was filed May 29, 2003 the company stated within that document that:

"The Company completed an offering of 38,000 shares of Common Stock to - 76 purchasers at a price of $0.02 per share from December 27, 2002 through to December 30, 2002 pursuant to Rule 504 of Regulation D of the Act. The offering was completed to persons known to the officers and directors of the Company."

This offering totaled a value of US$760. The company was notified that this offering was improperly documented and for this reason VG Tech, Inc did not issue the stock to these 76 shareholders. While the offering was declared, this stock was never issued and the company on December 22, 2003, has attempted to refund the US$760 to the shareholders. The company's shareholder list has always reported 17,477,000 shares issued and outstanding which is consistent with this action.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VG TECH, INC

                                               /s/  Steve  Livingston
                                          By:  ----------------------------
                                               Steve  Livingston
Date:  February  12,  2004                     Chief  Executive  Officer